SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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LITHIUM TECHNOLOGY CORPORATION
_____________________

(Name of Registrant as Specified in Its Charter)

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LITHIUM TECHNOLOGY CORPORATION
5115 Campus Drive
Plymouth Meeting, PA 19462
610-940-6090

INFORMATION STATEMENT

INTRODUCTION

This Information Statement is furnished by the Board of Directors of Lithium Technology Corporation (the "Company") to the stockholders of record of the Company's Common Stock at the close of business on June 11, 2009 (the "Record Date"), and is being sent to you in connection with the action taken by the holders of a majority of the Voting Stock (as defined herein) of the Company as of June 11, 2009. The  Consenting Stockholders (as defined herein) approved, by written consent dated June 11, 2009 and thereafter to remove Andrew J. Manning from his position as a member of the Company’s Board of Directors (the “Removal”).

This Information Statement is being mailed on or before the close of business on  June__, 2009, to every security holder entitled to vote or give an authorization or consent in regard to any matter to be acted upon. It is anticipated that the Removal will become effective twenty (20) days after June __, 2009, the date this Information Statement is first sent to the stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

Plymouth Meeting, Pennsylvania
June __, 2009

APPROVAL BY CONSENTING STOCKHOLDERS

As of the Record Date, there were 745,924,782 shares of common stock of the Company (“Common Stock”) issued and outstanding, 100,000 shares of Series B Convertible Preferred Stock of the Company (“Series B Preferred Stock”) issued and outstanding, and 233,200 shares of Series C Convertible Preferred Stock of the Company (“Series C Preferred Stock”) issued and outstanding. All holders of shares of Common Stock, Series B Preferred Stock, and Series C Preferred Stock (collectively, the “Voting Stock”) as of the Record Date are entitled to receive this Information Statement.  Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to the Company’s stockholders.  Each share of Series B Preferred Stock is entitled to the number of votes that 2,641.03114 shares of Common Stock would have on all matters submitted to the Company’s stockholders.  Each share of Series C Preferred Stock is entitled to the number of votes that 2,500 shares of Common Stock would have on all matters submitted to the Company’s stockholders.  Holders of the Common Stock, Series B Preferred Stock and Series C Preferred Stock do not have dissenter’s rights of appraisal in connection with the Removal.

The Company is incorporated under the laws of the State of Delaware.  Delaware law provides that any action that may be taken at any stockholders' meeting may be taken by written consent of the requisite number of stockholders required to take such action. Approval of the Removal required the written consent of the holders of a majority of the Company's outstanding Voting Stock.  By written consent dated June 11, 2009 and thereafter, stockholders owning more than a majority of the issued and outstanding shares of Voting Stock of the Company (the “Consenting Stockholders”) authorized and approved the Removal without a meeting. The written consent of the Consenting Stockholders has allowed the Company to eliminate the costs and management time involved in holding a special meeting of the stockholders to effect the Removal.

PROPOSAL TO REMOVE DIRECTOR

Proposed Removal

In November 2004, the Company’s Board of Directors appointed Andrew J. Manning to serve as a member of the Company’s Board of Directors.  Mr. Manning was an employee of the Company at that time, and was an employee of the Company through June 2008.  In October 2008, Mr. Manning commenced litigation against the Company and other parties in the Superior Court of New Jersey alleging, among other things, the existence of an employment agreement between the Company and Mr. Manning, and the Company’s breach of that agreement.  The Company and management believe that the allegations in the complaint have no merit and the Company intends to vigorously defend the suit.  This litigation has not been resolved as of the date of this Information Statement.  The Company has requested Mr. Manning’s resignation from the Board, however he has not submitted his resignation.   The Consenting Stockholders have therefore authorized and approved the Removal.

Effect of the Removal

The Removal will be effective 20 days after the mailing of this Information Statement.    As a result of the Removal, the Board will have a vacancy which the Board intends to fill as soon as practicable with a qualified candidate.  In the interim, the remaining members of the Board will continue to fulfill the Board’s responsibilities.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the General Corporation Law of the State of Delaware (the “DCGL”), the Removal, as described in this Information Statement, does not entitle the Company’s stockholders with the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

PROCEDURE

The Removal will be effective 20 days after the mailing of this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth as of June 11, 2009, the number and percentage of outstanding shares of our common stock beneficially owned by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table in the Company’s annual report on Form 10-K for the year ended December 31, 2008, and (iv) all such executive officers and directors as a group.

	Beneficial Ownership
Name of Owner	Number of Shares		Percentage of Total (1)

5% or Greater Stockholders
Arch Hill Capital, NV (2)	868,799,711	(19)	60.95%
Stichting Gemeenschappelijk Bezit LTC (2)	525,366,785	(20)	46.79%
Eduard Hagens (3)	100,000,000	(21)	12.56%
Bauke Bakhuizen (4) **	36,214,000	(22)	4.63%
Cornelis J.M. Borst (5) **	47,500,000	(23)	6.15%
Bover B.V. (5) **	14,000,000	(24)	1.84%
Benno J.G. de Leeuw (6) **	5,329,700	(25)	0.71%
Benno de Leeuw Holding B.V. (6) **	105,000	(26)	0.01%
Robert L.O. du Chatenier (7) **	34,193,350	(27)	4.39%
Chadmin B.V. (7) **	16,916,675	(28)	2.22%
J.F.G.M. Heerschap (8) **	61,250,000	(29)	7.59%
Cornelis L.M. Meeuwis (9) **	36,306,675	(30)	4.66%
Dreamweaver B.V. (9) **	33,916,675	(31)	4.35%

Johannes C.L. Mol (10) **	50,591,675	(32)	6.42%
Green Desert NV (10) **	50,591,675	(33)	6.42%
Walter J.M. van der Mee (11) **	4,875,000	(34)	0.65%

Directors and Named Executive Officers
Christiaan A. van den Berg (2)(14)	0		0
Klaus Brandt (12)(15)	1,000,000	(35)	*
Kenneth Rudisuela (13)(16)	0		0
Amir Elbaz	2,694,805	(36)	*
Andrew J. Manning (15)	0		*
Theo M.M. Kremers (13)(15)(17)	0		0
Fred Mulder (13)(14)	0		0
Frits Obers (2) (18)	0		0
All Named Executive Officers and Directors as a Group (8 persons)	3,694,805	(37)	*

*         Less than 1%
**	Based on Schedule 13 D dated April 28, 2008 reporting that the stockholders may be deemed a group as defined in Rule 13d-5(b) under the Exchange Act.

(1)
The percentage of class calculation for each person or entity is based on the number of shares of Common Stock outstanding as of December 31, 2008 (745,924,782) plus the number of shares of Common Stock issuable to the person or entity upon exercise of convertible securities held by such person or entity.

(2)	Address: Parkweg 2, NL - Beech Avenue 129A, 1119 RB Schiphol-Rijk, Netherlands
(3)	Address: Narcissenlaan 13, 2970 Schilde, Belgium.
(4)	Address: Torenlaan 19, 3742 CR Baarn, The Netherlands
(5)	Address: Boksheide 20, 5521 PM Eersel, The Netherlands
(6)	Address: Leunweg 13, 5221 BC Engelen, The Netherlands
(7)	Address: Valkeveenselaan 60, 1411 GT Naarden, The Netherlands
(8)	Address: Heverstraat 8, 6088 BH Roggel, The Netherlands
(9)	Address: Ulvenhoutselaan 2, 4835 MC Breda, The Netherlands
(10)	Address: Kaya WFG Mensing 14, P.O. Box 3192, Willemstad, Curacao, Netherlands Antilles
(11)	Address: Oude Huizerweg 17, 1261 BD Blaricum, The Netherlands
(12)	Address: c/o GAIA, MontaniastraBe 17, D-99734 Nordhausen, Germany
(13)	Address: c/o Lithium Technology Corporation, 5115 Campus Drive, Plymouth Meeting, PA
(14)	Co-Chairman of the Company.
(15)	Director of Company.
(16)	Chief Operating Officer.
(17)	Chief Executor Officer.
(18)	Managing Director of GAIA.

(19)
Consists of (i) 40,718,526 shares of Common Stock held by Arch Hill Capital, (ii) 112,542,100 shares of Common Stock issuable upon conversion of 45,016.84 shares of Series C Preferred Stock held by Arch Hill Capital; (iii) 190,172,300 shares of Common Stock to be delivered by the Company in connection with the February 2008 Debt Settlement, and (iv) all of the securities (the “Stichting LTC Shares”) owned by Stichting Gemeenschappelijk Bezit LTC (“Stichting LTC”). See Note (20). The Stichting LTC Shares are owned directly by Stichting LTC, with Stichting LTC having the power to vote and dispose of the Stichting LTC Shares. Arch Hill Capital controls Stichting LTC and also has the power to vote and dispose of the Stichting LTC Shares. Accordingly, Arch Hill Capital is the beneficial owner of the Stichting LTC Shares.  Cees Borst has the right to receive 1,500,000 shares of Common Stock from Stichting LTC.  These shares are included in the number of shares beneficially owned by Stichting LTC.

(20)
Consists of 148,568,784 shares of Common Stock, 264,103,114 shares issuable upon conversion of Series B Preferred Stock, 28,200,000 shares issuable upon conversion of Series C Preferred Stock, 1,500,000 shares issuable upon exercise of $2.00 warrants, 9,889,625 shares issuable upon conversion of $2.40 warrants, 17,050,000 shares issuable upon conversion of 125% A Warrants, 17,050,000 shares issuable upon conversion of 150% A Warrants, 18,400,000 shares issuable upon conversion of 125% B Warrants, 18,400,000 shares issuable upon conversion of 150% B Warrants, and 2,205,262 shares issuable upon exercise of $.38 warrants.

(21)	Consists of 50,000,000 shares of Common Stock and 50,000,000 shares of Common Stock issuable upon conversion of Series C Preferred Stock.
(22)	Mr. Bakhuizen beneficially owns 36,214,000 shares of Common Stock issuable upon conversion of 14,485.6 shares of Series C Preferred Stock.
(23)
Mr. Borst beneficially owned 47,500,000 shares of Common Stock, consisting of (i) 20,750,000 shares of Common Stock, (ii) 11,250,000 shares of Common Stock issuable upon conversion of 4,500 shares of Series C Preferred Stock, (iii) 14,000,000 shares of Common Stock issuable upon conversion of 5,600 shares of Series C Preferred Stock (these shares are held by Bover -- see Note 24) and (iv) the right to receive 1,500,000 shares of Common Stock from Arch Hill Capital.  See Note 19.

(24)	Bover B.V. beneficially owned 14,000,000 shares of Common Stock issuable upon conversion of 5,600 shares of Series C Preferred Stock.
(25)
Benno De Leeuw beneficially owns 5,329,700 shares of Common Stock, consisting of (i) 105,000 shares of Common Stock (these shares are held by De Leeuw Holding -- see Note 26) and (ii) 5,224,700 shares of Common Stock issuable upon conversion of 2089.88 shares of Series C Preferred Stock.

(26)	De Leeuw Holding beneficially owns 105,000 shares of Common Stock.

(27)
Mr. Du Chatenier beneficially owns 34,193,350 shares of Common Stock, consisting of (i) 610,000 shares of Common Stock, (ii) 250,000 shares of Common Stock (these shares are held by Chadmin), (iii) 11,983,525 shares of Common Stock issuable upon conversion of 4,793.41 shares of Series C Preferred Stock, (iv) 4,683,150 shares of Common Stock issuable upon conversion of 1,873.26 shares of Series C Preferred Stock (these shares are registered in the name of Du Chatenier and beneficially owned by the minor children of Du Chatenier) and (v) 16,666,675 shares of Common Stock issuable upon conversion of 6,666.67 shares of Series C Preferred Stock (these shares are held by Chadmin -- see Note 28).

(28)
Chadmin B.V. beneficially owns 16,916,675 shares of Common Stock, consisting of (i) 250,000 shares of Common Stock and (ii) 16,666,675 shares of Common Stock issuable upon conversion of 6,666.67 shares of Series C Preferred Stock.

(29)	Mr. Heerschap beneficially owns 61,250,000 shares of Common Stock issuable upon conversion of 11,068.99 shares of Series C Preferred Stock.
(30)
Mr. Meeuwis beneficially owns 36,306,675 shares of Common Stock, consisting of (i) 2,390,000 shares of Common Stock, (ii) 27,672,475 shares of Common Stock issuable upon conversion of 11,068.99 shares of Series C Preferred Stock (these shares are held by Dreamweaver) and (iii) 6,244,200 shares of Common Stock issuable upon conversion of 2,497.68 shares of Series C Preferred Stock (these shares are registered in the name of Dreamweaver and beneficially owned by the minor children of Meeuwis -- see Note 31.

(31)
Dreamweaver B.V. beneficially owns 33,916,675 shares of Common Stock, consisting of (i) 27,672,475 shares of Common Stock issuable upon conversion of 11,068.99 shares of Series C Preferred Stock and (ii) 6,244,200 shares of Common Stock issuable upon conversion of 2497.68 shares of Series C Preferred Stock.

(32)
Mr. Mol beneficially owns 50,591,675 shares of Common Stock, consisting of (i) 8,925,000 shares of Common Stock (these shares are held by Green Desert -- see Note 33) and (ii) 41,666,675 shares of Common Stock issuable upon conversion of 16,666.67 shares of Series C Preferred Stock (these shares are held by Green Desert -- see Note 33).

(33)
Green Desert NV beneficially owned 50,591,675 shares of Common Stock, consisting of (i) 8,925,000 shares of Common Stock and (ii) 41,666,675 shares of Common Stock issuable upon conversion of 16,666.67 shares of Series C Preferred Stock.

(34)
Mr. Van der Mee beneficially owns 4,875,000 shares of Common Stock, consisting of (i) 1,500,000 shares of Common Stock and (ii) 3,375,000 shares of Common Stock issuable upon conversion of 1,350 shares of Series C Preferred Stock.

(35)	Consists of 1,000,000 shares of Common Stock approved by the Company on December 27, 2007.
(36)
Consists of 194,805 outstanding shares of Common Stock, 1,000,000 shares of Common Stock approved by the Company on December 27, 2007 and 1,500,000 shares of Common Stock approved by the Company on October 14, 2008.

(37)
Includes 194,805 outstanding shares of Common Stock, 2,000,000 shares of Common Stock approved by the Company on December 27, 2007 and 1,500,000 shares of Common Stock approved by the Company on October 14, 2008.

OTHER

No security holder entitled to vote at a shareholder’s meeting or by written consent has submitted to the Company a proposal.

No further business will be transacted by written consent to corporate action in lieu of a meeting of stockholders regarding matters to which this Information Statement pertains.

ADDITIONAL INFORMATION

The Company files reports, proxy statements and other information with the SEC.  You can read and copy these reports, proxy statements and other information concerning the Company at the SEC’s Public Reference Room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  You can review the Company’s electronically filed reports, proxy and information statements on the SEC’s internet site at http://www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Christiaan A. van den Berg
Christiaan A. van den Berg, Co-Chairman of the Board

/s/ Fred J. Mulder
Fred J. Mulder, Co-Chairman of the Board

Dated:  June __, 2009